   As filed with the Securities and Exchange Commission on September 3, 2003

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              PIER 1 IMPORTS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                            75-1729843
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                         301 COMMERCE STREET, SUITE 600
                             FORT WORTH, TEXAS                76102
               (Address of Principal Executive Offices)     (Zip Code)



                      PIER 1 IMPORTS, INC. 1999 STOCK PLAN
                            (Full Title of the Plan)

                               J. RODNEY LAWRENCE
                      EXECUTIVE VICE PRESIDENT & SECRETARY
                              PIER 1 IMPORTS, INC.
                               301 COMMERCE STREET
                             FORT WORTH, TEXAS 76102
                     (Name and Address of Agent for Service)

                                 (817) 252-8000
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                              PROPOSED           PROPOSED
        TITLE OF EACH CLASS                  AMOUNT            MAXIMUM           MAXIMUM
        OF SECURITIES TO BE                  TO BE         OFFERING PRICE        AGGREGATE            AMOUNT OF
             REGISTERED                   REGISTERED(1)      PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE
--------------------------------------- ----------------- ------------------ ------------------- -------------------
  Common Stock, $1.00 par value            2,000,000           $20.54            $41,080,000          $3,323.37
====================================================================================================================

(1) Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) Pursuant to Rules 457(c) and 457(h), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of determining the amount of the registration fee and are calculated based upon the average of the high and low prices of the registrant's Common Stock, as reported on the New York Stock Exchange on August 28, 2003.

================================================================================

     This Registration Statement registers additional securities to be issued under the Pier 1 Imports, Inc. 1999 Stock Plan. The contents of the earlier registration statements, Nos. 333-88323 and 333-99731 are incorporated herein by reference.

     The following exhibits are filed as part of this Registration Statement:

       Exhibit             Description
       -------             -----------
         23.1     Consent of Ernst & Young LLP.

         24.1     Power of Attorney (included on signature page of Registration
                  Statement).

                                     EXPERTS

     The consolidated financial statements of Pier 1 Imports, Inc. incorporated by reference in Pier 1 Imports, Inc.'s Annual Report (Form 10-K) for the year then ended March 1, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 2, 2003.

                                              PIER 1 IMPORTS, INC.


                                              By:  /s/   MARVIN J. GIROUARD
                                                   ----------------------------
                                                         Marvin J. Girouard
                                                       Chairman of the Board

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of PIER 1 IMPORTS, INC., hereby appoint MARVIN J. GIROUARD and J. RODNEY LAWRENCE, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities indicated below, which said attorneys and agents, or each of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or each of them shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the 2nd day of September 2003, in the capacities indicated.

              SIGNATURE                          TITLE OR CAPACITY
              ---------                          -----------------
/s/ MARVIN J. GIROUARD                           Chairman and Chief Executive Officer
------------------------------------
         Marvin J. Girouard

/s/  CHARLES H. TURNER                           Executive Vice President, Chief Financial Officer
------------------------------------             and Treasurer
          Charles H. Turner

/s/ SUSAN E. BARLEY                              Principal Accounting Officer
------------------------------------
           Susan E. Barley

/s/ JOHN H. BURGOYNE                             Director
------------------------------------
          John H. Burgoyne

/s/ MICHAEL R. FERRARI                           Director
------------------------------------
         Michael R. Ferrari

/s/  JAMES M. HOAK, JR.                          Director
------------------------------------
         James M. Hoak, Jr.

/s/  KAREN W. KATZ                               Director
------------------------------------
            Karen W. Katz

/s/  TOM M. THOMAS                               Director
------------------------------------
            Tom M. Thomas


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